                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------


                        SILVERLINE TECHNOLOGIES LIMITED

                                      AND

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                 As Depositary

                                      AND

                    HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                              -------------------

                               Deposit Agreement

                           Dated as of        , 2000


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

PARTIES..................................................................    1

RECITALS.................................................................    1

Section 1.     Certain Definitions

     (a)       ADR Register..............................................    1
     (b)       ADRs; Direct Registration ADRs............................    1
     (c)       ADS.......................................................    1
     (d)       Custodian.................................................    1
     (e)       Deliver, execute, issue et al.............................    1
     (f)       Delivery Order............................................    1
     (g)       Deposited Securities......................................    1
     (h)       Direct Registration System................................    1
     (i)       Government Approval.......................................    2
     (j)       Holder....................................................    2
     (k)       Initial Deposit...........................................    2
     (l)       Securities Act of 1933....................................    2
     (m)       Securities Exchange Act of 1934...........................    2
     (n)       Shares....................................................    2
     (o)       Transfer Office...........................................    2
     (p)       Withdrawal Order..........................................    2

Section 2.     ADR Certificates..........................................    2
Section 3.     Deposit of Shares.........................................    3
Section 4.     Issue of ADRs.............................................    4
Section 5.     Distributions on Deposited Securities.....................    4
Section 6.     Withdrawal of Deposited Securities........................    4
Section 7.     Substitution of ADRs......................................    5
Section 8.     Cancellation and Destruction of ADRs......................    5
Section 9.     The Custodian.............................................    5
Section 10.    Co-Registrars and Co-Transfer Agents......................    5
Section 11.    Lists of Holders..........................................    6
Section 12.    Depositary's Agents.......................................    6
Section 13.    Successor Depositary......................................    6
Section 14.    Reports...................................................    6
Section 15.    Additional Shares.........................................    7
Section 16.    Indemnification...........................................    7
Section 17.    Notices...................................................    8
Section 18.    Miscellaneous.............................................    8

TESTIMONIUM..............................................................    9

SIGNATURES...............................................................    9

                                                                         Page
                                                                         ----

                                   EXHIBIT A
                                   ---------
FORM OF FACE OF ADR...................................................    A-1
-------------------

 Introductory Paragraph...............................................    A-1

  (1)   Issuance of ADRs..............................................    A-1
  (2)   Withdrawal of Deposited Securities............................    A-2
  (3)   Transfers of ADRs.............................................    A-3
  (4)   Certain Limitations...........................................    A-4
  (5)   Taxes.........................................................    A-4
  (6)   Disclosure of Interests.......................................    A-5
  (7)   Charges of Depositary.........................................    A-6
  (8)   Available Information.........................................    A-6
  (9)   Execution.....................................................    A-7

 Signature of Depositary..............................................    A-7

 Address of Depositary's Office.......................................    A-7

FORM OF REVERSE OF ADR................................................    A-8
---------------------------------

 (10)   Distributions on Deposited Securities.........................    A-8
 (11)   Record Dates..................................................    A-9
 (12)   Voting of Deposited Securities................................    A-9
 (13)   Changes Affecting Deposited Securities........................    A-9
 (14)   Exoneration...................................................   A-10
 (15)   Resignation and Removal of Depositary; the
        Custodian.....................................................   A-11
 (16)   Amendment.....................................................   A-11
 (17)   Termination...................................................   A-11

     DEPOSIT AGREEMENT dated as of        , 2000 (this "Deposit Agreement"),
among SILVERLINE TECHNOLOGIES LIMITED and its successors (the "Company"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder ("ADRs") evidencing American Depositary Shares ("ADSs") representing deposited Shares (defined below). The parties hereto agree as follows:

     1.  Certain Definitions.
         -------------------

     (a) "ADR Register" is defined in paragraph (3) of the form of ADR.
          ------------

     (b) "ADRs" mean the American Depositary Receipts executed and delivered
          ----
hereunder. ADRs may be either in physical certificated form or Direct Registration ADRs. ADRs in physical certificated form shall be substantially in
the form of Exhibit A annexed hereto (the "form of ADR").   The term "Direct
                                           -----------                ------
Registration ADR" means an ADR, the ownership of which is recorded on the Direct
----------------
Registration System. References to "ADRs" shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires.

     (c) Subject to paragraph (13) of the form of ADR, each "ADS" evidenced by
                                                             ---
an ADR represents the right to receive One Share and a pro rata share in any other Deposited Securities.

     (d) "Custodian" means the agent or agents of the Depositary (singly or
          ---------
collectively, as the context requires) and any additional or substitute Custodian appointed pursuant to Section 9. The initial Custodian hereunder is ICICI Limited.

     (e) The terms "deliver", "execute", "issue", "register",
                     ------    -------    -----    --------

"surrender", "transfer" or "cancel", when used with respect to Direct
 ---------    --------      ------
Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

     (f) "Delivery Order" is defined in Section 3.
          --------------

     (g) "Deposited Securities" as of any time means all Shares at such time
          --------------------
deposited under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

     (h) "Direct Registration System" means the direct
          --------------------------

registration system maintained by the Depositary, pursuant to which the Depositary may record the ownership of uncertificated ADRs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

     (i) "Government Approval" means the approval by the
          -------------------
Government of India's Ministry of Finance of the Company's proposal to issue ADSs pursuant to the offering described in the Company's Registration Statement
on Form F-1 (No. 333-     ) filed under the Securities Act of 1933.

     (j) "Holder" means the person or persons in whose name an ADR is registered
          ------
on the ADR Register.

     (k) "Initial Deposit" means the deposit of Shares with the Custodian by the
          ---------------
Company pursuant to this Deposit Agreement and the Underwriting Agreement between the Company and the Underwriters named therein dated (.), 2000. Such Shares will be evidenced by a certificate registered in the name of the Custodian or its nominee for the account of the Depositary.

     (l) "Securities Act of 1933" means the United States Securities Act of
          ----------------------
1933, as from time to time amended.

     (m) "Securities Exchange Act of 1934" means the United States Securities
          -------------------------------
Exchange Act of 1934, as from time to time amended.

     (n) "Shares" mean the equity shares in registered form of the Company and
          ------
shall include the rights to receive Shares specified in paragraph (1) of the form of ADR.

     (o) "Transfer Office" is defined in paragraph (3) of the form of ADR.
          ---------------

     (p) "Withdrawal Order" is defined in Section 6.
          ----------------

     2.  ADR Certificates.  (a)  ADRs in certificated form shall be (i)
         ----------------
engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper; provided, however, that such ADRs shall comply with all
                 --------  -------
applicable rules of any stock exchange on which the ADSs are listed for trading, and (ii) substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation, stock exchange rule or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject. ADRs may be issued in denominations of any number of ADSs. ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. ADRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

     (b)  Direct Registration ADRs. Notwithstanding anything in this Deposit
          ------------------------
Agreement or in the form of ADR to the contrary, at such time as Direct Registration ADRs are permitted within the system of The Depository Trust Company, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.

     (c) Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

     (d) The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

     3.  Deposit of Shares.  In connection with the deposit of Shares hereunder,
         -----------------
the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a Direct Registration ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (c) in the case of any deposit other than the Initial Deposit, instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor; and (d) in the case of any deposit other than the Initial Deposit, proxies entitling the Custodian to vote such deposited Shares. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit (other than the Initial Deposit) or pursuant to paragraph (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Custodian or its nominee, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement.

     After the Initial Deposit, unless otherwise agreed by the Depositary and the Company and permitted by applicable law, only the following may be deposited under this Deposit Agreement: (i) Shares issued as a dividend or free distribution in respect of Deposited Securities; (ii) Shares subscribed for or acquired by holders from the Company through the exercise of rights distributed by the Company to such persons in respect of Deposited Securities;
(iii) securities issued by the Company to the holders in respect of Deposited Securities as a result of any change in par value, subdivision, consolidation or other reclassification of Deposited Securities or otherwise; and (iv) if the Company and the Depositary agree, Shares represented by depositary receipts issued pursuant to another deposit facility of the Company. The Company must inform the Depositary if any Shares issued by it which may be deposited do not, by reason of the date of issue or otherwise, rank pari passu in all respects with the other deposited securities. Subject to the provisions of paragraphs
(10) and (13) of the form of ADR, if the Depositary accepts any Shares pursuant to those paragraphs for deposit it will arrange for the issue of temporary ADRs until such time as the Shares which they represent become fully fungible with the other Deposited Securities.

     Shares may not be deposited by persons located in India, residents of India or for, or on the account of, such persons (except that Shares may be deposited by the Company and the Custodian).

     4.  Issue of ADRs.  After any such deposit of Shares, the Custodian shall
         -------------
notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall properly issue at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

     5.  Distributions on Deposited Securities.  To the extent that the
         -------------------------------------
Depositary determines in its discretion that any distribution pursuant to paragraph (10) of the form of ADR is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

     6.  Withdrawal of Deposited Securities.  In connection with any surrender
         ----------------------------------
of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a "Withdrawal Order"). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable. Unless current applicable Indian law changes, once withdrawn from the ADR facility, Shares may not be redeposited.

     7.  Substitution of ADRs.  The Depositary shall execute and deliver a new
         --------------------
Direct Registration ADR in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen certificated ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and, in the case of such destroyed, lost or stolen certificated ADRs, a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

     8.  Cancellation and Destruction of ADRs.  All ADRs surrendered to the
         ------------------------------------
Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy ADRs in certificated form so canceled in accordance with its customary practices.

     9.  The Custodian.  Any Custodian in acting hereunder shall be subject to
         -------------
the directions of the Depositary and shall be responsible solely to it. The Depositary may, after consultation with the Company if practicable, from time to time appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than Morgan Guaranty Trust Company of New York) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian may resign from its duties hereunder upon at least 30 days written notice to the Depositary. The Depositary may, after consultation with the Company if practicable, discharge any Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

     10.  Co-Registrars and Co-Transfer Agents.  The Depositary may appoint and
          ------------------------------------
remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than Morgan Guaranty Trust Company of New York) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

     11.  Lists of Holders.  The Company shall have the right to inspect
          ----------------
transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company, promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary's receipt of such request.

     12.  Depositary's Agents.  The Depositary may perform its obligations under
          -------------------
this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

     13.  Successor Depositary.  If the Depositary acting hereunder shall resign
          --------------------
or be removed, the Company shall use its best efforts to appoint a bank or trust company having an office in the Borough of Manhattan, The City of New York, as successor depositary hereunder. Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder and assigning all interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act. Upon the appointment of any successor depositary hereunder, any agent of the Depositary then acting hereunder shall forthwith become such agent hereunder of such successor depositary and such successor depositary shall, on the written request of any such agent, execute and deliver to such agent any instruments necessary to give such agent authority as such agent hereunder of such successor depositary.

     14.  Reports.  On or before the first date on which the Company makes any
          -------
communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary. The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of this Deposit Agreement.

     15.  Additional Shares.  Neither the Company nor any company controlling,
          -----------------
controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

     16.  Indemnification.  The Company shall indemnify, defend and save
          ---------------
harmless each of the Depositary and its agents against any loss, liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the ADRs, as the same may be amended, modified or supplemented from time to time in accordance herewith (i) by either the Depositary or its agents or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of its negligence or bad faith, or (ii) by the Company or any of its directors, employees, agents or affiliates.

     The indemnities set forth in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of ADSs, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

     The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the

Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary. The obligations set forth in this Section 16 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

     17.  Notices.  Notice to any Holder shall be deemed given when first
          -------
mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

               (a)  Morgan Guaranty Trust Company
                         of New York
                    60 Wall Street (36th Floor)
                    New York, New York 10260
                    Attention:  ADR Administration
                    Fax: (212) 648-5576

               (b)  Silverline Technologies Limited
                    53 Knightsbridge Road
                    Piscataway, New Jersey 08854
                    Attention: Ramji Srinivasulu
                               Project Manager, Corporate Finance
                    Fax: (732) 457-8931

     18.  Miscellaneous.  This Deposit Agreement is for the exclusive benefit of
          -------------
the Company, the Depositary, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

          IN WITNESS WHEREOF, SILVERLINE TECHNOLOGIES LIMITED and MORGAN GUARANTY TRUST COMPANY OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

                              SILVERLINE TECHNOLOGIES LIMITED



                              By:
                                    _________________________
                              Name:
                              Title:

                              MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                              By:
                                  _________________________
                              Name:
                              Title:  Vice President

                                   EXHIBIT A
                         ANNEXED TO AND INCORPORATED IN
                               DEPOSIT AGREEMENT
                             -------------------------

                             [FORM OF FACE OF ADR]


                                                No. of ADSs:
-------
Number
                                                --------------------
                                                Each ADS represents
                                                Two Shares

                                                CUSIP:


                          AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                                 EQUITY SHARES

                                       of

                        SILVERLINE TECHNOLOGIES LIMITED

                            (Incorporated under the
                         laws of the Republic of India)


     MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, as depositary hereunder (the "Depositary"), hereby certifies that ___________ is the registered owner (a "Holder") of _____ American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing two (2) equity shares in registered form (including the rights to receive Shares described in paragraph
(1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of SILVERLINE TECHNOLOGIES LIMITED, a corporation organized under the laws of the Republic of India (the "Company"), deposited
under the Deposit Agreement dated as of              , 2000 (as amended from
time to time, the "Deposit Agreement"), among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

     (1)  Issuance of ADRs.  This ADR is one of the ADRs issued under the
          ----------------
Deposit Agreement.  Subject to paragraph (4), the

Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or (c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"),
(ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to
                --------  -------
change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights of holders of outstanding Shares, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act or whenever the Depositary is notified in writing that the Company has restricted transfer of shares if such transfer would result in the ownership of the Shares being in violation of any applicable laws or regulations (including stock exchange regulations), the Government Approval or the Memorandum and Articles of Association of the Company. The Depositary may also refuse to accept Shares for deposit if such action is deemed necessary or desirable by the Depositary, in good faith, at any time or from time to time because of any requirement or law or rule of any government or governmental authority, body or commission or stock exchange or under any provision of this Deposit Agreement or for any other reason.

     (2)  Withdrawal of Deposited Securities.  Subject to paragraphs (4) and
          ----------------------------------
(5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. A stamp duty of 0.5 per cent (or such percentage as may be applicable at the relevant time) of the market value of the Shares will be charged in respect of any withdrawal of Shares and such stamp duty will be payable by the relevant Holder. However, no stamp duty will be payable for transfer of Shares held in dematerialized form. Any subsequent transfer by the Holder of the Shares after withdrawal will require the approval of the Reserve Bank of India, which approval must be obtained by the purchaser and the Company under Section 29(1)(b) and 19(4), respectively, of the Foreign Exchange Regulation Act, 1973 unless the transfer is on a stock exchange or in connection with an offer under the Indian takeover regulations. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

     (3)  Transfers of ADRs.  The Depositary or its agent will keep, at a
          -----------------
designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, which, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed in the case of ADRs in certificated form or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary,
      --------
may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one

ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by such Holder's duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary
                                                   --------
may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

     (4)  Certain Limitations.  Prior to the issue, registration, registration
          -------------------
of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph
(2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

     (5)  Taxes.  If any tax or other governmental charge shall become payable
          -----
by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

     (6) Disclosure of Interests.  To the extent that the provisions of or
         -----------------------
governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

     The Company may restrict transfers of the Shares where any such transfer might result in ownership of Shares in contravention of, or exceeding the limits under, the Government Approval, applicable law or the constituent instruments of the Company. The Company also may also instruct Holders, in such manner as it deems appropriate in its sole discretion, that it is restricting the transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs beneficially owned by a single Holder to contravene or exceed the limits under the Government Approval, applicable law or the constituent instruments of the Company. The Company reserves the right to instruct Holders to deliver their ADRs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

     (7)  Charges of Depositary.  The Depositary may charge each person to whom
          ---------------------
ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in paragraph (16).

     (8)  Available Information.  The Deposit Agreement, the provisions of or
          ---------------------
governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W.,

Washington, D.C. 20549.

     (9)  Execution.  This ADR shall not be valid for any purpose unless
          ---------
executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

                         MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK, as Depositary


                              By ........................
                                     Authorized Officer

     The Depositary's office is located at 60 Wall Street, New York, New York 10260.

                            [FORM OF REVERSE OF ADR]

     (10)  Distributions on Deposited Securities.  Subject to paragraphs (4) and
           -------------------------------------
(5), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary
                    ----
resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph
(10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner provided, however, that in the event that any of the deposited Shares is not
--------  -------
entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders of the ADRs issued in respect of such Shares; and provided, further, that in the event that
                                      --------  -------
the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADRs issued in respect of such Deposited Securities shall be reduced accordingly. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares
------
available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary
------
representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i)
                                                      -------------------
Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

     (11)  Record Dates.  The Depositary may, after consultation with the
           ------------
Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

     (12)  Voting of Deposited Securities.  As soon as practicable after receipt
           ------------------------------
from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

     (13)  Changes Affecting Deposited Securities.  Subject to paragraphs (4)
           --------------------------------------
and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

     (14)  Exoneration.  The Depositary, the Company, their agents and each of
           -----------
them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required by the Company; and (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the

Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

     (15)  Resignation and Removal of Depositary; the Custodian. The Depositary
           ----------------------------------------------------
may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.
----------

     (16)  Amendment.  Subject to the last sentence of paragraph (2), the ADRs
           ---------
and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other
--------
than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to
prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if
any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

     (17)  Termination.  The Depositary may, and shall at the written direction
           -----------
of the Company, terminate the Deposit Agreement
and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore
              --- ----
surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.